Exhibit 10.99

FOURTH AMENDMENT TO OFFICE LEASE

This Fourth Amendment to Office Lease (the “Fourth Amendment”), dated September 11, 2003, is made by and between BRIGHTON ENTERPRISES, LLC, a California limited liability company (“Landlord”), with offices at 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401, and KENNEDY-WILSON, INC. a Delaware corporation (“Tenant”), with offices at 9601 Wilshire Boulevard, Suite 220, Beverly Hills, California 90210.

WHEREAS,

A.            Wilshire-Camden Associates, a California limited partnership (“Wilshire-Camden”), Landlord’s predecessor-in-interest, pursuant to the provisions of that certain written Office Lease, dated August 19, 1998, as amended by that certain First Amendment to Lease (Expansion) dated March 5, 1999, that certain Second Amendment to Lease (Expansion) dated June 2, 1999, and that certain Termination Agreement dated October 19, 1999, leased to Tenant, and Tenant leased from Wilshire- Camden space in the property located at 9601 Wilshire Boulevard, Beverly Hills, California 90210 (the “Building”), commonly known as Suite 200 (the entire second floor), and Suite GL- I 5A/GL-9 (the “Original Premises”);

B.            Pursuant to that certain Third Amendment to Office Lease between Landlord and Tenant dated December 20, 2002 (the “Third Amendment” which document together with the documents described in Recital A above shall be collectively referred to as the “Lease”), Tenant (i) shall temporarily return the Construction Area for Landlord to complete certain tenant improvements within the Construction Area, (ii) surrender Suite GL-15A/GL-9, (iii) continue to occupy the Suite 200 Portion until the substantial completion of the tenant improvements in the Construction Area, (iv) surrender the Suite 200 Portion upon the substantial completion of the tenant improvements within the Construction Area, and re-occupy of the Construction Area subsequently renamed as Suite 220;

C.            The provisions of the Third Amendment to Lease specify that the Suite 220 would be re- measured upon substantial completion of the Suite 220 Improvements, and that the Suite 220 Effective Date shall be the first Monday after the date Landlord substantially completes the Suite 220 Improvements;

D.            The Improvements for Suite 220 were completed on June 13, 2003;

NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge, Landlord and Tenant agree:

1.             Confirmation of Defined Terms. Unless modified herein, all terms previously defined and capitalized in the Lease, as amended shall hold the same meaning for the purposes of this Fourth Amendment.

2.             Confirmation of Usable Area of Suite 220. As of the Suite 220 Effective Date:

(i)            the revised Usable Area of Suite 220 is hereby confirmed to be 9,731 square feet;

(ii)           Tenant’s Percentage Share of Property Taxes and Operating Expenses is hereby confirmed to be three point sixty-seven percent (3.67%), derived by dividing the Usable Area of Suite 220 (approximately 9,731 square feet) by the Usable Area of the Building (approximately 265,105 square feet); and

(iii)          Tenant’s Parking Allotment shall be twenty-nine (29) unreserved permits and two (2) reserved permits for a total of thirty-one (31) permits.

3.             Confirmation of Suite 220 Effective Date and Suite 220 Term. The Suite 220 Effective Date is hereby confirmed to be June 16, 2003 and the Suite 220 Term is hereby confirmed from and including June 16, 2003 to and including June 30, 2010.

4.             Revision in Monthly Base Rent. Tenant acknowledges and agrees commencing June 16, 2003 and continuing through June 30, 2004, the Base Rent payable by Tenant for Suite 220 shall be $39,425.10 per month. Furthermore, as of the Suite 220 Effective Date, the provisions of Paragraph 5.2 of the Third Amendment are hereby deleted in their entirety, and replaced in lieu thereof, with the following:

“5.2 Suite 220. (a) Commencing on July 1, 2004 and continuing through June 30, 2005, the Base Rent payable by Tenant for Suite 220 shall increase from $39,425.10 per month to $40,607.85 per month.

(a)           Commencing on July 1, 2005 and continuing through June 30, 2006, the Base Rent payable by Tenant for Suite 220 shall increase from $40,607.85 per month to $41,826.09 per month.

(b)           Commencing on July I, 2006 and continuing through June 30, 2007, the Base Rent payable by Tenant for Suite 220 shall increase from $41,826.09 per month to $43,080.87 per month.

(c)           Commencing on July 1, 2007 and continuing through June 30, 2008, the Base Rent payable by Tenant for Suite 220 shall increase from $43,080.87 per month to $44,373.30 per month.

(d)           Commencing on July 1, 2008 and continuing through June 30, 2009, the Base Rent payable by Tenant for Suite 220 shall increase from $44,373.30 per month to $45,704.50 per month.

(e)           Commencing on July 1, 2009 and continuing throughout the remainder of the Suite 220 Term, the Base Rent payable by Tenant for Suite 220 shall increase from $45,704.50 per month to $47,075.64 per month.”

Notwithstanding the foregoing, Tenant shall be entitled to a rent abatement of fifty percent (50%) of the Base Rent due for Suite 220 for the months of July 2003, August 2003, July 2004 and August 2004.

5.             Acceptance of Suite 220. Tenant acknowledges and agrees that Landlord has completed the Improvements for which Landlord was obligated under Exhibit B-1 to the Third

Amendment to the Lease to Tenant’s satisfaction, and, as of the Suite 220 Effective Date, Suite 220 was in good order and repair.

6.             Warranty of Authority. If Landlord or Tenant signs as a corporation, limited liability company or a partnership, each of the persons executing this Fourth Amendment on behalf of Landlord or Tenant hereby covenants and warrants that the entity executing herein below is a duly authorized and existing entity that is qualified to do business in California; that the person(s) signing on behalf of either Landlord or Tenant have full right and authority to enter into this Fourth Amendment; and that each and every person signing on behalf of either Landlord or Tenant are authorized in writing to do

SO.

7.             Broker Representation. Landlord and Tenant represent to one another that it has dealt with no broker in connection with this Fourth Amendment other than Douglas, Emmett and Company and Kennedy-Wilson Properties, Ltd. Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation. Landlord agrees to pay all commissions due to the brokers listed above created by Tenant’s execution of this Fourth Amendment.

8.             Successors and Heirs. The provisions of this Fourth Amendment shall inure to the benefit of Landlord’s and Tenant’s respective successors, assigns, heirs and all persons claiming by, through or under them.

9.             Confidentiality. Landlord and Tenant agree that the covenants and provisions of this Fourth Amendment shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Expansion Space, other than Tenant’s or Landlord’s counsel-of-record or leasing or sub-leasing broker of record.

10.          Disclosure. Landlord and Tenant acknowledge that principals of Landlord have a financial interest in Douglas Emmett Realty Advisors, Douglas Emmett and Company, and P.L.E. Builders.

11.          Governing Law. The provisions of this Fourth Amendment shall be governed by the laws of the State of California.

12.          Reaffirmation. Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant relating to the Expansion Space, and supersedes any and all other agreements written or oral between the parties hereto. Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.

13.          Submission of Document. No expanded contractual or other rights shall exist between Landlord and Tenant with respect to the Premises, as contemplated under this Fourth Amendment, until both Landlord and Tenant have executed and delivered this Fourth Amendment, whether or not any additional rental or security deposits have been received by Landlord, and notwithstanding that Landlord has delivered to Tenant an unexecuted copy of this Fourth Amendment.

14.          Conflict. If ay conflict exists between the terms or provisions of the Lease and terms or provisions of this Fourth Amendment, the terms and provisions of this Fourth Amendment shall govern and control.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document as of the day and year written below.

LANDLORD:		TENANT:

BRIGHTON ENTERPRISES, LLC		KENNEDY-WILSON, INC.
a California limited liability company		a Delaware corporation

By:	DOUGLAS EMMETT AND COMPANY,
a California corporation,
its agent

By:	/s/ Michael J. Means	By:	/s/ Mary L. Ricks
	Michael J. Means, Vice President	Name:	Mary L.Ricks
		Its:	Vice President

Dated :		Dated :